SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 8/31/2007
FILE NUMBER 811-2729
SERIES NO.: 8

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Institutional Class                                            $ 65,418
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Private Investment Class                                       $ 25,344
       Personal Investment Class                                      $  1,241
       Cash Management Class                                          $ 33,676
       Reserve Class                                                  $  1,160
       Resource Class                                                 $ 15,725
       Corporate Class                                                $  4,076

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Institutional Class                                              0.0518
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Private Investment Class                                         0.0488
       Personal Investment Class                                        0.0463
       Cash Management Class                                            0.0510
       Reserve Class                                                    0.0431
       Resource Class                                                   0.0502
       Corporate Class                                                  0.0515

74U. 1 Number of shares outstanding (000's Omitted)
       Institutional Class                                           1,328,855
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Private Investment Class                                        599,004
       Personal Investment Class                                        26,595
       Cash Management Class                                           730,275
       Reserve Class                                                    16,949
       Resource Class                                                  297,536
       Corporate Class                                                 317,769